EXHIBIT C

COMMISSIONS PAID TO AFFILIATED BROKERS

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NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
(Brokerage Commissions paid for fiscal year ended December 31, 2008)
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			% of Total
		Commissions	Commissions
Fund	Affiliated Broker	Paid	Paid
Balanced Portfolio	Neuberger Berman	$0	0%
	Lehman Brothers	$2,692	4.28%
Growth Portfolio	Neuberger Berman	$0	0%
	Lehman Brothers	$11,278	5.20%
Guardian Portfolio	Neuberger Berman	$0	0%
	Lehman Brothers	$11,502	9.09%
International Portfolio	Neuberger Berman	$0	0%
	Lehman Brothers	$239,603	18.31%
Mid-Cap Growth Portfolio	Neuberger Berman	$0	0%
	Lehman Brothers	$48,190	4.43%
Partners Portfolio	Neuberger Berman	$0	0%
	Lehman Brothers	$20,469	4.70%
Regency Portfolio	Neuberger Berman	$0	0%
	Lehman Brothers	$29,574	5.60%
Short Duration Bond Portfolio	Neuberger Berman	$0	0%
	Lehman Brothers	$0	0%
Small-Cap Growth Portfolio	Neuberger Berman	$0	0%
(formerly Fasciano Portfolio)*	Lehman Brothers	$5,217	3.64%
Socially Responsive Portfolio	Neuberger Berman	$0	0%
	Lehman Brothers	$55,044	14.69%

*	On 08/15/2008 Fasciano Portfolio changed its name to Small-Cap Growth Portfolio.

C-1